[Beard Company Logo]                                               Exhibit 99.1

THE BEARD COMPANY                                                 News Release
Enterprise Plaza, Suite 320
5600 North May Avenue                                  Herb Mee, Mr., President
Oklahoma City, Oklahoma 73112
(405) 842-2333    OTCBB:  BRCO

                                THE BEARD COMPANY
                       REPORTS 2006 FIRST QUARTER RESULTS

FOR IMMEDIATE RELEASE:   Tuesday, May 23, 2006

     Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today announced that the 2006 first quarter resulted in a net loss of $633,000, or $0.11 per share, compared with a net loss of $375,000, or $0.07 per share in the comparable 2005 first quarter.

     Herb Mee, Jr., President, stated: "Revenues were up sharply, increasing 98% to $482,000 in the current quarter versus $243,000 a year ago. The increase was our eighth consecutive quarterly increase, and we expect the trend to extend for the remainder of the year.

     "Results for the quarter were mixed," Mee continued. The CO2 Segment again showed strong improvement, with revenues up 54% and operating profit up 80% over the 2005 quarter. Sales at our China fertilizer plant continue to be disappointing. It now appears the plant will not reach the breakeven point until the third quarter of this year. We still do not have approval from the USDA on the financing of the Pinnacle Project. Despite the delay, construction of the project is moving ahead rapidly and we expect to be shipping coal by the end of July."

     Our common stock is traded on the OTC Bulletin Board under the symbol:
BRCO. Our operations consist principally of coal reclamation activities, carbon dioxide (CO2) gas production, the construction and operation of fertilizer plants in China, oil and gas production, and our e-commerce activities aimed at developing business opportunities to leverage starpay(TM)'s intellectual property portfolio of Internet payment methods and security technologies.
_______________

Statements regarding future profitability and operations, including the timing of those activities, are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act. The statements involve risks that could significantly impact The Beard Company. These risks include, but are not limited to, adverse general economic conditions, unexpected costs or delays or other unexpected events, as well as other risks discussed in detail in our filings with the Securities and Exchange Commission. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or otherwise.

Fax Number (405) 842-9901                            Email:  hmee@beardco.com


                              THE BEARD COMPANY AND SUBSIDIARIES
                                     Results of Operations
                                          (Unaudited)
                                                                      For the Three Months
                                                                        Ended March 31,
                                                                  --------------------------
                                                                      2006           2005
                                                                  -----------    -----------
Revenues                                                          $   482,000    $   243,000
Expenses                                                              904,000        623,000
                                                                  -----------    -----------

Operating loss                                                       (422,000)      (380,000)
Other income (expense)                                               (183,000)       (64,000)
                                                                  -----------    -----------

Loss from continuing operations
          before income taxes                                        (605,000)      (444,000)
Income taxes                                                                -        (19,000)
                                                                  -----------    -----------

Loss from continuing                                                 (605,000)      (463,000)
operations

Earnings (loss) from discontinued operations                          (28,000)        88,000
                                                                  -----------    -----------

Net loss                                                          $  (633,000)   $  (375,000)
                                                                  ===========    ===========

Net earnings (loss) per average common share outstanding:
        Basic and diluted<F1>:
        Loss from continuing operations                           $     (0.11)   $     (0.08)
        Earnings from discontinued operations
                                                                         0.00           0.01
                                                                  -----------    -----------
        Net loss                                                  $     (0.11)   $     (0.07)
                                                                  ===========    ===========

Weighted average common shares outstanding:
        Basic and diluted                                           5,592,000      5,748,000
                                                                  ===========    ===========

---------

<F1>
     Basic earnings (loss) per share are computed by dividing earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if our outstanding stock options and warrants were exercised (calculated using the treasury stock method) and if our preferred stock were converted to common stock. Diluted loss per share from continuing operations exclude potential common shares issuable upon conversion of convertible preferred stock and convertible notes, and on issuance upon exercise of stock options and warrants as the effect would be anti-dilutive.

                              # # # # #

     FOR FURTHER INFORMATION CONTACT:

     Herb Mee, Jr., President
     THE BEARD COMPANY
     e-mail:  hmee@beardco.com
     Telephone:  (405) 842-2333
     Fax:  (405) 842-9901